UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2020 (October 30, 2020)

MARIZYME, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27237	82-5464863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Chimney Corner Lane, Suite 2001, Jupiter Florida	33458
(Address of principal executive offices)	(Zip Code)

(732) 723-7395
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	MRZM	OTC Markets

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[   ]

Item 1.01 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 30, 2020, the Board of Directors (the “Board”) of Marizyme, Inc. (“Marizyme”), the Board accepted the nomination of Dr. William Hearl as a director on the Board.  Dr. Hearl was nominated by Univest as contractually obligated related to the completion of the recent funding of the Company.

On December 1, 2020, the Board of Marizyme appoint Dr. Steven Brooks as Chief Medical Officer and Executive Vice President of Medical and Regulatory Affairs.  Dr. Brooks will be compensated as follows:  $300,000 per annum and 40,000 options for common stock of Marizyme.

On December 2, 2020, the Board of Marizyme appointed Dr. Donald Very as Executive Vice President of Research and Development.  Dr. Very will be compensated as follows:  $250,000 per annum and 40,000 options for common stock of Marizyme.

WILLIAM HEARL, Ph.D.

Dr. Hearl is the founder of Immunomic Therapeutics, Inc. and is an experienced and successful life science businessman and entrepreneur. Dr. Hearl is adept at brokering mutually beneficial partnerships and identifying non-traditional collaborations and investment opportunities.

The advent of the commercial development of LAMP technology came from discussions between Dr. Hearl and Dr. Tom August at Johns Hopkins University. Based on their mutual vision of the value of LAMP, ITI emerged and began operations in 2006. Dr. Hearl’s extensive experience in intellectual property management and business development led to the reward of a sub-license of the LAMP technology to Geron Corporation within 30 days of initiating operations and subsequent license agreements, valued at over $300 million, in 2015 with Japan-based Astellas for next generation allergy vaccines based on the LAMP platform.

Dr. Hearl is also a founder of Capital Genomix, Inc. (CGI), a Maryland-based biomarker and drug discovery Company and served as its first chief executive officer from inception in 2000 to late 2002 when he assumed the role of chief scientific officer. Dr. Hearl raised seed funds and Series A & B funding for CGI (approximately $5 million in cash/debt). He also acquired the Dynex Technologies division of Thermo Scientific in a leveraged acquisition deal. Dynex was subsequently divested and yielded a remarkable tenfold return to the Company.

Dr. Hearl is also responsible for the acquisition and development of the core technologies of Capital Genomix: GeneSystem320TM was licensed exclusively from MD Anderson Cancer Center and the ImmunoMouseTM was invented by Dr. Hearl. Dr. Hearl also has an established record of scientific productivity over his 20 years of work in the biotech industry. He started his career as a bench scientist at Electro-Nucleonics, Inc. and developed blood-based diagnostics for HIV, HTLV-I and Hepatitis C. He later worked at Life Technologies and directed the immunodetection group. Under Dr. Hearl’s direction, the lab developed a number of innovative antibody-based detection kits and reagents. He moved into scientific management when he became the director of research and development at Kirkegaard & Perry Laboratories, Inc. in 1994.

Dr. Hearl earned his Ph.D. in biochemistry from the University of Tennessee and B.S. from East Tennessee State University.

STEVEN S. BROOKS MD MBA FACC

Dr. Brooks was appointed Executive Vice President of Medical and Regulatory Affairs, Chief Medical Officer on December 1, 2020. Dr. Brooks is currently the principal of Brooks Medtech, LLC, a medical technology consulting firm. Dr. Brooks has over 20 years in medicine and industry supporting the commercialization of medical innovation, including medical devices, mHealth, drugs, biologics and combination products. Dr. Brooks’ interests include evidence development, clinical trial design and execution, regulatory and reimbursement strategy and healthcare market strategy.

Previously, Dr. Brooks was an Interventional Cardiologist at University of Maryland Medical Center and private practice, and then a Medical Officer at United States Food and Drug Administration (FDA) for six years in Center for Devices and Radiological Health (CDRH) in the Division of Cardiovascular Devices.

Dr. Brooks has held positions with the life science consulting firms NDA Partners, Popper & Company, and Sage Growth Partners. He previously held positions of CMO for Global Interconnect and Cardiocube, LLC, and Vice President of Regulatory Affairs and Health Economics for Ablative Solutions.

Dr. Brooks achieved his MD degree at the University of Pittsburgh School of Medicine, and Residency, Cardiology and Interventional Cardiology Fellowships at University of Pittsburgh Medical Center. He received his MBA from the Johns Hopkins Carey School of Business in the Business of Medicine Program, and a B.A at Duke University.

DONALD VERY Ph.D.

Dr. Very has more than thirty years of device, diagnostic and, pharmaceutical  compound/assay development and performance qualification experience in such diverse clinical areas as oncology, infectious disease, cardiovascular and, metabolic disease, Dr. Very has extensive experience in all phases of pharmaceutical and diagnostic assay research and device development, performance validation, clinical trial design and implementation, and regulatory approval.

Previously, Dr. Very served as Senior Vice President of Mosaigen, a global science & technology development corporation; and President, CEO, and Founder of Naviter Bioanalytics, LLC, a private consulting firm specializing in technological due diligence, bioanalytical method development, performance qualification, and regulatory approval. Previously, Dr. Very served as Senior Vice President, Scientific Strategy, Technology and Research at Helomics Corporation where he was responsible for the identification, evaluation, and implementation of new technologies, assay platforms, and tests to augment the company’s clinical laboratory, comprehensive tumor profiling platform, and contract research offerings.  Prior to Helomics, he was Vice President of Research and Assay Development for Ancera, Inc., where he successfully led efforts to develop quantitative cell, nucleic acid, and protein assays for the company’s proprietary, magnetic fluid-based, diagnostic platform; and Vice President of Immunology and Assay Development for the Institute for Bioanalytics, LLC (IBA), where he was responsible for the overall scientific, operational, and research activities of the Institute.  At IBA, he successfully built a profitable contract research business.  Under his leadership, IBA completed over 200 cell, nucleic acid or antibody-based assay development and performance qualification projects in support of the research programs of clients in the pharmaceutical, diagnostic, and biotechnology industries.  Dr. Very also served as a Senior Research Scientist for the Diagnostics Division of Bayer Corporation, where he was responsible for the design and execution of clinical trials, performance validation studies for the AFP, CA 125 II, and CA 15-3 tumor marker assays for the Bayer Immuno 1™ Immunoanalyzer, and the preparation and submission of 510(k) applications to the FDA for these assays.  These activities culminated in the FDA’s approval of all these assays for use in the U.S.  Dr. Very began his career as a researcher and supervisor of the BL-2 and BL-3 laboratories affiliated with the U.S. Army Medical Research Unit in the Republic of Korea.  Managing a staff of six scientists, his team conducted clinical and diagnostic research on hantaviral and rickettsial diseases endogenous to the Korean peninsula.

Dr. Very is a frequently invited speaker at national and international scientific symposia discussing topics ranging from advances in personalized medicine in oncology, the clinical utility of serum biomarkers in the diagnosis and management of disease, the development and performance qualification of multiplexed immunoassays, and the future of the in vitro diagnostic industry.  He received his Bachelor of Science degree in Biology from the University of Notre Dame, a Master of Science degree in Biology from the University of Texas at San Antonio, and a Doctorate in Microbiology/Immunology from Boston University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Marizyme, Inc. has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2020	MARIZYME, INC.

	By:	/s/ Neil J. Campbell
Dr. Neil J. Campbell
Chief Executive Officer